Exhibit 99.1

SemiLEDs Reports Third Quarter Fiscal Year 2016

Financial Results

Hsinchu, Taiwan (July 12, 2016) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the third quarter of fiscal year 2016, ended May 31, 2016.

Revenue for the third quarter of fiscal 2016 was $2.4 million, an 18% decrease compared to $2.9 million in the second quarter of fiscal 2016. GAAP net loss attributable to SemiLEDs stockholders for the third quarter of fiscal 2016 was $3.3 million,  compared to a loss of $2.5 million in the second quarter of 2016, or a net loss of $1.11 per diluted share, compared to a net loss of $0.87 per diluted share for the second quarter of fiscal 2016.

“The transition toward the fabless business model has taken longer than we anticipated; however, we still believe it is the right model,” said Trung Doan, Chairman, President and CEO. “This should help us to lower our cash needs while evaluating other potential business opportunities,” concluded Doan.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the third quarter of fiscal 2016 was $3.1 million, or a net loss of $1.06 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $2.2 million, or a loss of $0.77 in the second quarter of 2016.

GAAP gross margin for the third quarter of fiscal 2016 was negative 61%, compared with gross margin for the second quarter of fiscal 2016 of negative 27%. Operating margin for the third quarter of fiscal 2016 was negative 132%, compared with negative 95% in the second quarter of fiscal 2016. The Company’s cash and cash equivalents was  $3.5 million at May 31, 2016, compared to $5.3 million at the end of the second quarter of fiscal 2016. Cash used in operating activities was $1.3 million in the third quarter of fiscal 2016, compared with $1.0 million in the second quarter of fiscal 2016.

On July 6, 2016, we entered into a purchase agreement with Dr. Peter Chiou to purchase 577,000 newly issued shares of the Company’s common stock at $5.00 per share. This represents approximately 19.6% of the outstanding shares of the Company. Dr. Chiou has also agreed to purchase a $1,615,000 SemiLEDs Corporation’s 0% interest convertible note (the “Note”) with a September 29, 2017 maturity date. Subject to shareholder approval at the Company’s next shareholders meeting, the Note will be convertible into a number of shares of the Company’s common stock equal to the quotient obtained by dividing (x) $1,615,000 by (y) the conversion price, which is equal to the lesser of $3.40 or the 5-trading day volume weighted average price of the common stock on the NASDAQ Stock Market ending on the maturity date.

These investments are expected to be funded to SemiLEDs Corporation in three installments as follows:

1.1st installment of $1,000,000 has been received.

2.2nd installment of $1,885,000 will be wired to the Company on or before August 15, 2016. Upon completion of the share purchase, Dr. Chiou will be appointed a member of SemiLEDs Corporations’ Board of Directors; Dr. Chiou has agreed to waive any compensation for his services on the Board.

3.3rd installment of $1,615,000 will be wired to the Company on or before September 29, 2016.

There is no assurance that we can successfully close the financing or if Dr. Chiou is able to meet the remaining funding requirements of the purchase agreement.

We expect revenue for the fourth quarter ending August 31, 2016 to be $2.0 million to $2.5 million.

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About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, and the related tax effect, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information and our plans to move to a fabless business model; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Christopher Lee
Chief Financial Officer
SemiLEDs Corporation
+886-37-586788
investor@semileds.com

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SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars)

	May 31,	February 29,
	2016	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,530	$5,306
Accounts receivable (including related parties), net	1,099	1,185
Inventories	4,398	4,964
Prepaid expenses and other current assets	840	1,025
Total current assets	9,867	12,480
Property, plant and equipment, net	17,007	17,962
Intangible assets, net	1,246	1,262
Goodwill	54	53
Investments in unconsolidated entities	1,930	1,982
Other assets	601	607
TOTAL ASSETS	$30,705	$34,346
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$342	$509
Accounts payable	1,701	1,528
Accrued expenses and other current liabilities	2,618	3,506
Total current liabilities	4,661	5,543
Long-term debt, excluding current installments	2,602	2,627
Other liability	3,011	2,955
Total liabilities	10,274	11,125
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	172,416	172,317
Accumulated other comprehensive income	2,972	2,596
Accumulated deficit	(155,008)	(151,755)
Total SemiLEDs stockholders’ equity	20,380	23,158
Noncontrolling interests	51	63
Total equity	20,431	23,221
TOTAL LIABILITIES AND EQUITY	$30,705	$34,346

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended
	May 31,	February 29,
	2016	2016
Revenues, net	$2,378	$2,916
Cost of revenues	3,828	3,711
Gross loss	(1,450)	(795)
Operating expenses:
Research and development	394	622
Selling, general and administrative	1,267	1,203
Employee termination benefits	59	148
Loss (gain) on disposals of long-lived assets, net	(29)	2
Total operating expenses	1,691	1,975
Loss from operations	(3,141)	(2,770)
Other income (expenses):
Equity in gain (loss) from unconsolidated entities	(79)	8
Interest expenses, net	(13)	(13)
Other income, net	48	27
Foreign currency transaction gain (loss), net	(78)	203
Total other income (expenses), net	(122)	225
Loss before income taxes	(3,263)	(2,545)
Income tax expense	—	—
Net loss	(3,263)	(2,545)
Less: Net loss attributable to noncontrolling interests	(10)	(6)
Net loss attributable to SemiLEDs stockholders	$(3,253)	$(2,539)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(1.11)	$(0.87)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	2,932	2,908

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended
	May 31,	February 29,
Non-GAAP Net Loss	2016	2016
GAAP net loss attributable to SemiLEDs stockholders	$(3,253)	$(2,539)
Adjustments:
Employee termination benefits	59	148
Stock-based compensation expense	99	158
Income tax effect	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(3,095)	$(2,233)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(1.11)	$(0.87)
Non-GAAP net loss	$(1.06)	$(0.77)

	Three Months Ended
	May 31,	February 29,
Free Cash Flow	2016	2016
Net cash used in operating activities	$(1,333)	$(1,013)
Less: Capital expenditures	184	142
Total free cash flows	$(1,517)	$(1,155)